Third Amendment to
                     Employment Agreement

	The Employment Agreement dated May 16, 2013 (as amended by the Amendment dated May 21, 2014, the "Agreement") by and between ALTAMIRA INSTRUMENTS, INC, a Delaware corporation (the "Company"), and BROOKMAN P. MARCH (?March?), who resides at 24188 Buckingham Way Port Charlotte, FL 33980, is hereby amended to provide the term of employment is extended through June 30, 2017, and that the compensation of March to be paid by the Company for the performance of his duties set forth in Paragraph 3 for the year ending June 30, 2017, shall be at the rate of $147,000 per annum; and at the sole and absolute discretion of the Board of Directors, the Company may pay March a bonus in addition in recognition of his services and results of the Company's operation for the twelve month period ending June 30, 2016 and 2017. All other terms of the Employment Agreement remain in full force and effect.

      IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the 25th day of May 2016

				ALTAMIRA INSTRUMENTS, INC.,

				By: /s/ Helena R. Santos
                                ____________________
				Name: Helena R. Santos
				Title: CEO

				BROOKMAN P. MARCH
                                /s/ Brookman P. March
				______________________